IMAX CORPORATION
EXHIBIT 10.30
     THIS FOURTH AMENDMENT TO THE LOAN AGREEMENT is made as of and with effect the 5th day of December, 2007.
BETWEEN:
IMAX CORPORATION
(“Borrower”)
- and -
WACHOVIA CAPITAL FINANCE CORPORATION (CANADA)
(formerly, CONGRESS FINANCIAL CORPORATION (CANADA))
(“Lender”)
     WHEREAS Borrower and Lender entered into a loan agreement dated February 6, 2004 as amended by a first amendment to the loan agreement made as of June 30, 2005, a second amendment to the loan agreement made as of and with effect from the 16th day of May, 2006 and a third amendment to the loan agreement made as of and with effect from the 30th day of September, 2007 (collectively, the “Loan Agreement”), pursuant to which certain credit facilities were established in favour of Borrower;
     AND WHEREAS the parties hereto wish to amend certain terms and conditions of the Loan Agreement as hereinafter set forth;
     NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the parties hereto agree to amend the Loan Agreement as provided herein:
1.	General

In this Fourth Amendment to the Loan Agreement, unless otherwise defined or the context otherwise requires, all capitalized terms shall have the respective meanings specified in the Loan Agreement.

2.	To be Read with Loan Agreement

Unless the context of this Fourth Amendment to the Loan Agreement otherwise requires, the Loan Agreement and this Fourth Amendment to the Loan Agreement shall be read together and shall have effect as if the provisions of the Loan Agreement and this Fourth Amendment to the Loan Agreement were contained in one agreement. The term “Agreement” when used in the Loan Agreement means the Loan Agreement as amended by this Fourth Amendment to the Loan Agreement, together with all amendments, supplements, restatements and replacements thereto or therefore from time to time.

3.	No Novations

Nothing in this Fourth Amendment to the Loan Agreement, nor in the Loan Agreement when read together with this Fourth Amendment to the Loan Agreement, shall constitute a novation, payment, re-advance or reduction or termination in respect of any Obligations of Borrower.

4.	Amendments to the Loan Agreement
(a)	Section 1 of the Loan Agreement (Definitions), is hereby amended by adding the following definition (in its alphabetical order):

“Cash and Excess Availability” shall mean the US Dollar Amount as determined by Lender, equal to the sum of: Excess Availability; cash; and, in Lender’s discretion, highly liquid securities with a known market value.

(b)	Section 1.19 of the Loan Agreement (Definitions — Cash Dominion Event), is hereby deleted in its entirety and replaced with the following:

“1.19 “Cash Dominion Event”

“Cash Dominion Event” shall mean the occurrence and continuance of the earlier of: (i) an Event of Default; (ii) Excess Availability falling below $5,000,000; or (iii) Borrower failing to maintain, during a single fiscal quarter, EBITDA as calculated and in accordance with Section 9.13 hereof.”

(c)	Section 9.13 of the Loan Agreement (EBITDA), is hereby amended by deleting “and in the case of the subsequent four fiscal quarters ending on December 31, 2007 only, not less than $15,000,000” after “$20,000,000” in the first sentence of Section 9.13 and replacing it with “or, in the case of the four fiscal quarters ending each of December 31, 2007, March 31, 2008, June 30, 2008 and September 30, 2008, only, not less than $12,500,000”.

(d)	Section 9.14 of the Loan Agreement (Excess Availability), is hereby amended by deleting the reference to “$2,500,000” and replacing it with “$5,000,000”.

(e)	The following new Section 9.23 is added to the Loan Agreement:

“9.23 “Cash and Excess Availability Covenant”

Borrower shall, at all times, maintain minimum Cash and Excess Availability, calculated monthly by Lender, of not less than $15,000,000. The failure to comply with this Section 9.23 shall result in an Event of Default under Section 10.1(a)(i).

(f)	Section 10.1(a)(i) of the Loan Agreement (Events of Default and Remedies), is hereby amended by adding the following phrase after the occurrence of the words

“of this Agreement” in the fourth line thereof “or fails to perform any of the covenants contained in Section 9.23 of this Agreement”.
5.	Representations and Warranties

In order to induce Lender to enter into this Fourth Amendment to the Loan Agreement, Borrower represents and warrants to Lender the following, which representations and warranties shall survive the execution and delivery hereof:
(a)	all necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance of this Fourth Amendment to the Loan Agreement by Borrower;

(b)	the Borrower has duly executed and delivered this Fourth Amendment to the Loan Agreement;

(c)	this Fourth Amendment to the Loan Agreement is a legal, valid and binding obligation of Borrower, enforceable against it by Lender in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application limited the enforcement of creditor’s rights generally and the fact that the courts may deny the granting or enforcement of equitable remedies;

(d)	the representations and warranties set forth in Section 8 of the Loan Agreement, as amended by this Fourth Amendment to the Loan Agreement, continue to be true and correct as of the date hereof; and

(e)	no Event of Default, or event which, with the passage of time or giving of notice or both, would constitute an Event of Default, exists.
6.	Amendment Fee

The Borrower shall pay to the Lender a one-time amendment fee in the amount of US$100,000, which shall be fully earned as of and payable upon the execution of this Fourth Amendment to the Loan Agreement.

7.	Expenses

Borrower shall pay to the Lender on demand all reasonable fees and expenses, including, without limitation, legal fees, incurred by Lender in connection with the preparation, negotiation, completion, execution, delivery and review of this Fourth Amendment to the Loan Agreement and all other documents, registrations and instruments arising therefrom and/or executed in connection therewith.

8.	Conditions Precedent

This Fourth Amendment to the Loan Agreement shall not be effective until each of the following conditions has been satisfied, or has been waived in writing (in whole or in part) by Lender in its sole discretion. The execution of this Fourth Amendment to the

Loan Agreement by Lender shall constitute evidence of the satisfaction and/or waiver of each of the following conditions by Lender:
(a)	Lender has received, in form and substance satisfactory to Lender, an original copy of this Fourth Amendment to the Loan Agreement duly executed and delivered by Borrower.
9.	Continuance of the Loan Agreement and Security

The Loan Agreement, as changed, altered, amended or modified by this Fourth Amendment to the Loan Agreement, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein. It is agreed and confirmed that after giving effect to this Fourth Amendment to the Loan Agreement, all security delivered by Borrower and/or any Obligor secures the payment of all of the Obligations including, without limitation, the obligations arising under the Loan Agreement, as amended by the terms of this Fourth Amendment to the Loan Agreement.

10.	Counterparts & Facsimile

This Fourth Amendment to the Loan Agreement may be executed in any number of counterparts, by original or facsimile signature, each of which shall be deemed an original and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11.	Governing Law

The validity, interpretation and enforcement of this Fourth Amendment to the Loan Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the Province of Ontario and the federal laws of Canada therein.
(Signature Page Follows)

     IN WITNESS WHEREOF the parties hereto have executed this Fourth Amendment to the Loan agreement as of and with effect from the day and year first above written.

LENDER		BORROWER
WACHOVIA CAPITAL FINANCE		IMAX CORPORATION
CORPORATION (CANADA)
By:	“Niall Hamilton”	By:	“Edward MacNeil” “Robert D. Lister”

Title:	Senior Vice President	Title:	Sr Vice President Exec Vice President

Address:		Address:
141 Adelaide Street West, Suite 1500		110 East 59th Street
Toronto, Ontario M5H 3L5		New York, New York 10022
Fax: (416) 364-6060		Fax: (212) 371-7584

Each of IMAX U.S.A. Inc., IMAX II U.S.A. Inc. and 1329507 Ontario Inc. (collectively, the “Guarantors” and each a “Guarantor”) hereby acknowledges, consents and confirms as follows:
(a)	it has reviewed and understands the terms of this Fourth Amendment to the Loan Agreement and consents to the amendment of the Loan Agreement as contemplated herein;

(b)	its liability under the guarantee to which it is a party dated February 6, 2004 (each hereinafter referred to as a “Guarantee”), is affected by this Fourth Amendment to the Loan Agreement;

(c)	the “Guaranteed Obligations” (as respectively defined in each Guarantee, as applicable) shall extend to and include all of the obligations of the Borrower under the Loan Agreement as amended by this Fourth Amendment to the Loan Agreement;

(d)	each of the Guarantees shall continue in full force and effect, enforceable against each of the Guarantors, as applicable, in accordance with its terms; and

(e)	each of the security documents or instruments creating a security interest, assignment, hypothec, lien, pledge or other charge granted by the Guarantors to Lender together with all amendments, supplements, restatements or replacements thereto or therefore from time to time remains in full force and effect as at the date hereof, in respect of each of the Guarantor’s obligations under the Loan Agreement, as amended by this Fourth Amendment to the Loan Agreement.
     DATED as of and with effect from the 5th day of December, 2007.

IMAX U.S.A. INC.		IMAX II U.S.A. INC.

By:	“Edward MacNeil” “Robert D. Lister”	Per:	“Edward MacNeil” “Robert D. Lister”
Name:	Edward MacNeil Robert D. Lister	Name:	Edward MacNeil Robert D. Lister

Title:	Vice President Vice President	Title:	Vice President Vice President

1329507 ONTARIO INC.

By:	“Edward MacNeil” “Robert D. Lister”

Name:	Edward MacNeil Robert D. Lister

Title:	Vice President Vice President